Exhibit 99.1

FORTE BIOSCIENCES, INC. ANNOUNCES 4Q AND FULL YEAR 2020 RESULTS AND PROVIDES A GENERAL BUSINESS UPDATE

TORRANCE, CA – MARCH 24, 2021 – Forte Biosciences, Inc. (www.fortebiorx.com) (NASDAQ: FBRX), a clinical-stage biopharmaceutical company announces fourth quarter and full year 2020 results and provides a general business update on March 24, 2021.

“Forte made significant progress in the fourth quarter of 2020. In September, we initiated a randomized trial of FB-401 in atopic dermatitis patients, including adults and children 2 years of age and older. We are very pleased to announce that patient enrollment is now complete. This is a significant milestone that represents the culmination of the entire team’s effort and is particularly impressive in the context of the many challenges associated with the current pandemic. Another notable milestone was the granting of Fast Track designation to FB-401 by the FDA in recognition of the unmet need and seriousness of the disease. Additionally, we strengthened our balance sheet with a successful public offering in November” said Paul Wagner, Ph.D., CEO of Forte Biosciences. “Following the close of the quarter, two additional patents were issued, further bolstering our robust IP protection and bringing the total U.S. patent portfolio to nine.”

Fourth Quarter and Full Year 2020 Results

Fourth Quarter Business Highlights

In September 2020, Forte initiated a multi-center, placebo-controlled clinical trial of its lead product candidate, FB-401 which was expected to enroll approximately 124 pediatric, adolescent and adult atopic dermatitis subjects aged 2 years of age and older. Enrollment is now complete with 154 subjects. Additional information about our Phase 2 trial can be found at ClinicalTrials.gov using the identifier NCT04504279.

In October 2020, the U.S. Food and Drug Administration (“FDA”) granted Fast Track Designation to FB-401 for the treatment of atopic dermatitis.

On November 2, 2020, Forte completed a public offering of 1,614,035 shares of its common stock at $28.50 per share, which includes the over-allotment option exercised by underwriters to purchase an additional 210,526 shares for gross proceeds of $46.0 million.

Forte ended the year 2020 with approximately $58.8 million in cash and cash equivalents which Forte believes is sufficient to fund operations for at least the next 12 months. Cash burn for the fourth quarter 2020 was $4.1 million. Forte had approximately 12.8 million shares of common stock outstanding as of December 31, 2020. In February 2021, Forte issued 673,463 shares of its common stock pursuant to cashless exercises by certain warrant holders.

Fourth Quarter and Full Year 2020 Operating Results

Research and development expenses were $3.0 million and $1.2 million for the three months ended December 31, 2020 and 2019, respectively, and $10.0 million and $2.7 million for the years ended December 31, 2020 and 2019, respectively. The increases in 2020 were primarily due to manufacturing and clinical development costs as Forte continues to advance FB-401 through Phase 2 clinical trials.

General and administrative expenses were $1.5 million and $0.4 million for the three months ended December 31, 2020 and 2019, respectively, and $4.2 million and $1.4 million for the years ended December 31, 2020 and 2019, respectively. The increases in 2020 were primarily due to professional fees for legal, auditing, tax and business consulting services, and personnel expenses as Forte transitioned to being a public company.

In the second quarter of 2020, Forte recognized a charge of $32.1 million for acquired in-process research and development related to the reverse merger with Tocagen which closed on June 15th, 2020.

Losses per share were $0.37 and $0.74 for the three months ended December 31, 2020 and 2019, respectively, and $6.32 and $1.93 for the years ended December 31, 2020 and 2019, respectively.

Balance Sheet Data

Forte Biosciences, Inc.

Consolidated Balance Sheets

(in thousands, except share and par value data)

	December 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$58,765	$6,939
Prepaid expenses and other current assets	1,133	567

Total current assets	59,898	7,506

Property and equipment, net	97	152
Other assets	1,244	—

Total assets	$61,239	$7,658

Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$1,240	$1,569
Accrued liabilities	1,019	343

Total current liabilities	2,259	1,912

Commitments and contingencies (Note 5)
Series A Convertible Preferred Stock, $0.001 par value; 10,000,000 shares authorized and 0 and 3,177,744 shares issued and outstanding as of December 31, 2020 and 2019, respectively; aggregate liquidation preference of $0 and $10,821 at December 31, 2020 and December 31, 2019, respectively	—	10,515
Stockholders’ equity (deficit):
Common stock, $0.001 par value: 200,000,000 shares authorized as of December 31, 2020 and December 31, 2019; 12,830,598 and 2,108,266 shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively	13	2
Additional paid-in capital	110,424	199
Accumulated deficit	(51,457)	(4,970)

Total stockholders’ equity (deficit):	58,980	(4,769)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$61,239	$7,658

Statements of Operations Data

Forte Biosciences, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Year Ended December 31,
	2020	2019
Operating expenses:
Research and development	$10,004	$2,684
General and administrative	4,221	1,380
In-process research and development assets acquired	32,057	—

Total operating expenses	46,282	4,064

Loss from operations	(46,282)	(4,064)
Other expenses, net	(205)	(5)

Net loss	$(46,487)	$(4,069)

Per share information:
Net loss per share - basic and diluted	$(6.32)	$(1.93)
Weighted average shares outstanding, basic and diluted	7,358,931	2,108,266

Additional detail on our financial results for the full year 2020 can be found in Forte’s Form 10-K as filed with the SEC on March 16, 2021. You can also find more information in the investor relations section of our website at www.fortebiorx.com.

Conference Call and Webcast Information

Forte management will host a conference call and webcast on Wednesday, March 24th at 8:30 AM Eastern Time. Participants may access the call by dialing 877-705-6003 (Domestic) or 201-493-6725 (International). The conference ID number is: 13717632.

Participants may also access the webcast through the following link:

https://callme.viavid.com/?callme=true&passcode=13712591&h=true&info=company-email&r=true&B=6

A replay of the call will be available through March 31st from the investor relations section of Forte’s website at https://www.fortebiorx.com/ or at http://public.viavid.com/index.php?id=143943.

About Forte

Forte Biosciences, Inc. is a clinical-stage, biopharmaceutical company developing a live biotherapeutic, FB-401, for the treatment of inflammatory skin diseases. FB-401 has completed Phase 1/2a testing in adult and pediatric (3 years of age and older) patients with atopic dermatitis. There is a significant unmet need for safe and effective therapies particularly for pediatric atopic dermatitis patients. In September 2020, Forte initiated a multi-center, placebo-controlled clinical trial of FB-401 which has enrolled pediatric, adolescent and adult AD subjects aged 2 years of age and older. Additional information about our Phase 2 trial can be found at ClinicalTrials.gov using the identifier NCT04504279.

Forward Looking Statements

Forte cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. These statements are based on the Company’s current beliefs and expectations. Forward looking statements include statements regarding Forte’s beliefs, goals, intentions and expectations regarding the potential impact of Fast Track designation to accelerate development and approval of FB-401and achieve potential clinical development milestones in the future and the Phase 2 trial of FB-401. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: risks related to Forte’s ability to obtain sufficient additional capital to continue to advance Forte’s product candidates and preclinical programs; uncertainties associated with the clinical development and regulatory approval of Forte’s product candidates, including potential delays in the commencement, enrollment and completion of clinical trials; the risk that interim results of clinical trials do not necessarily predict final results and that one or more of the clinical outcomes may materially change as patient enrollment continues, following more comprehensive reviews of the data, and as more patient data become available; the risk that unforeseen adverse reactions or side effects may occur in the course of developing and testing product candidates; risks associated with the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; and risks related to the impact of the COVID-19 outbreak on Forte’s operations, the biotechnology industry and the economy generally. Information on these and additional risks, uncertainties, and other information affecting Forte’s business and operating results is contained in Forte’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission on March 16, 2021 and in its other filings with the Securities and Exchange Commission. All forward-looking statements in this press release are current only as of the date hereof and, except as required by applicable law, Forte undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:

Forte Biosciences, Inc.

Paul Wagner, CEO

investors@fortebiorx.com

LifeSci Advisors

Mike Moyer, Managing Director

617.308.4306

mmoyer@lifesciadvisors.com